CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 033-19421 on Form N-4 of our report dated April 13, 2022 relating to the financial statements of the individual Sub-accounts which comprise Variable Account D of Union Security Insurance Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 21, 2022